UNITED NATIONAL GROUP, LTD. ANNOUNCES
THIRD QUARTER 2004 RESULTS

George Town, Grand Cayman, Cayman Islands, November 3, 2004 — United National Group, Ltd. (“United National”) (Nasdaq: UNGL) today reported earnings for the third quarter of 2004, as well as earnings for the nine months ended September 30, 2004. The pro forma results for the third quarter of 2003 and the nine months ended September 30, 2003 reflect the combined financial performance of United National and its predecessor, Wind River Investment Corporation.

Operational highlights for the third quarter of 2004 include the following:

•	Net premiums written increased 58.6% to $78.2 million for the third quarter of 2004, compared to $49.3 million for the third quarter of 2003;

•	A combined ratio of 95.8% for the third quarter of 2004, which included 2.7 percentage points of catastrophe related losses and 1.7 percentage points of various purchase accounting adjustments;

•	An increase in book value as of September 30, 2004 to $416.5 million, or $14.73 per share from a book value as of December 31, 2003 of $380.8 million, or $13.70 per share, representing a 9.4% increase in book value for the first nine months in 2004;

•	Net operating income of $7.2 million for the third quarter of 2004, or $0.25 net operating income per share – basic and diluted compared to net operating income of $4.7 million for the third quarter of 2003, or $0.17 net operating income per share – basic and diluted; and

•	On October 15th, the company announced the proposed business combination of United National with Penn-America Group, Inc. (“PNG”) and Penn Independent Corporation (“PIC”) and the subsequent formation of United America Indemnity, Ltd (“UAI”) in transactions aggregating over $800 million in enterprise value.

David Bradley, Chief Executive Officer of United National, said, “We are extremely pleased with our third quarter 2004 results. United National continued to increase book value in the quarter to $14.73 per share, an increase of $0.52 per share or 3.7%, since June 30, 2004. United National’s underwriting profitability continued to be strong as evidenced by our combined ratio for the third quarter of 2004 of 95.8% (which included 1.7 percentage points of various purchase accounting adjustments). As we previously reported, net losses for the quarter ended September 30, 2004 related to Hurricanes Charley, Frances, Ivan and Jeanne were $1.65 million, which had the impact of increasing our combined ratio by 2.7 percentage points. The after tax costs of these hurricanes were $1.4 million or $0.05 per share (basic and diluted) for the quarter ended September 30, 2004. We continued to increase net written premiums as we increased our retentions across our core book of business and as planned, we continued to reduce gross written premiums as we completed our exit from heavily reinsured business. We achieved rate increases in the aggregate during the third quarter of 2004 of 7% on our business.”

“We are enthusiastic about the achievements during our third quarter as well as our announced combination with Penn-America Group, Inc. and Penn Independent Corporation under the umbrella of United America Indemnity, Ltd, which will allow us to deploy our cash in a manner that is accretive to earnings. The aggregate breadth and depth of the United National, Penn-

America, and Penn Independent property and casualty insurance operations will significantly enhance their abilities to provide specialized products and services to their clients. In addition, the strengthening of the marketplace presence for each company should materially assist the management teams in achieving their long term growth objectives. Our shareholders should benefit from the earnings accretion and enhanced financial stability provided by a significantly larger capital base, greater diversification of risks, and broader share ownership and liquidity.”

“As of September 30, 2004, we held $281.0 million of cash and short-term fixed income securities. To the extent we continue to hold cash, investment income will be impacted; nonetheless, to preserve book value and enhance future investment income in what we expect to be a rising rate environment, we have a strategy that calls for the cash we hold to be invested over time. Furthermore, a part of the cash will be used in connection with the Penn-America transaction.”

Third Quarter 2004 Results

Net income for the third quarter of 2004 was $7.7 million ($0.27 net income per share – basic and diluted) compared to net income of $52.2 million ($1.88 pro forma net income per share – basic and $1.87 pro forma net income per share – diluted) for the third quarter of 2003, inclusive of an extraordinary gain of $46.4 million related to the acquisition of Wind River Investment Corporation. Net income for the third quarter of 2004 included $0.7 million of after-tax net realized investment losses compared to $1.1 million of after-tax net realized investment gains for the third quarter of 2003. In addition, net income for the third quarter of 2004 included an extraordinary gain of $1.2 million compared to the aforementioned third quarter of 2003 extraordinary gain of $46.4 million.

Net operating income for the third quarter of 2004 was $7.2 million ($0.25 net operating income per share – basic and diluted) compared to net operating income of $4.7 million ($0.17 pro forma net operating income per share – basic and diluted) for the third quarter of 2003. A reconciliation of net operating income to net income is contained in the schedules included with this release.

The combined ratio for the third quarter of 2004 was 95.8% compared to 100.5% for the third quarter of 2003. Net income and net operating income for the third quarter of 2004 included an after-tax charge of $0.8 million related to various purchase accounting adjustments. These adjustments increased United National’s combined ratio for the third quarter of 2004 by 1.7 percentage points. The combined ratio for the third quarter of 2004 was also impacted by $1.65 million of catastrophe related losses, which increased the combined ratio by 2.7 percentage points.

Book value at September 30, 2004 was $416.5 million, an increase of 3.7%, or $14.9 million, as compared to June 30, 2004.

	Quarter Ended September 30,
	(Dollars in thousands)
	Gross Premiums Written		Net Premiums Written
	2004	2003	2004	2003
Specific Specialty	$16,067	$86,271	$8,782	$12,211
Umbrella and Excess	10,363	34,873	1,651	1,542
Property and General Liability	52,447	33,333	46,304	25,241
Non-Medical Professional Liability	29,780	26,383	21,506	10,353

Total	$108,657	$180,860	$78,243	$49,347

Gross premiums written decreased 39.9% for the third quarter of 2004 to $108.7 million from $180.9 million for the third quarter of 2003. Net premiums written increased 58.6% to $78.2 million for the third quarter of 2004 from $49.3 million for the third quarter of 2003.

Gross premiums written for the third quarter of 2004 in our Specific Specialty product class decreased 81.4%, compared to those for the third quarter of 2003. In addition, net premiums written for the third quarter of 2004 in our Specific Specialty product class decreased by 28.1% compared to those for the third quarter of 2003. These decreases resulted from United National’s exit from heavily reinsured and reverse flow business.

Gross premiums written for the third quarter of 2004 in our Umbrella and Excess product class decreased 70.3% compared to those for the third quarter of 2003. This decrease resulted from United National’s exit from heavily reinsured and reverse flow business. However, net premiums written for the third quarter of 2004 in our Umbrella and Excess product class increased 7.1% compared to those for the third quarter of 2003 resulting from United National retaining a greater percentage of those Umbrella and Excess policies it continued to write.

Gross premiums written for the third quarter of 2004 in our Property and General Liability product class increased 57.3%, compared to those for the third quarter of 2003. In addition, net premiums written for the third quarter of 2004 in our Property and General Liability product class increased 83.4%, compared to those for the third quarter of 2003. These increases resulted from continued rate increases combined with an increase in policy counts.

Gross premiums written for the third quarter of 2004 in our Non-Medical Professional Liability product class increased 12.9%, compared to those for the third quarter of 2003. In addition, net premiums written for the third quarter of 2004 in our Non-Medical Professional Liability product class increased 107.7%, compared to those for the third quarter of 2003 resulting primarily from continued rate increases combined with a change in the reinsurance programs supporting these writings which had the effect of increasing United National’s retention.

Nine Months Ended September 30, 2004 Results

Net income for the nine months ended September 30, 2004 was $23.2 million ($0.82 net income per share – basic and $0.81 net income per share – diluted) compared to net income of $70.8 million ($2.55 pro forma net income per share - basic and $2.54 pro forma net income per share -diluted) for the nine months ended September 30, 2003. Net income for the nine months ended September 30, 2004 included $0.4 million of after-tax net realized investment losses compared to $3.2 million of after-tax net realized investment gains for the nine months ended September 30, 2003. In addition, net income for the nine months ended September 30, 2004 included an extraordinary gain of $1.2 million compared to an extraordinary gain of $46.4 million for the nine months ended September 30, 2003.

Net operating income for the nine months ended September 30, 2004 was $22.5 million ($0.80 net operating income per share – basic and $0.78 net operating income per share – diluted) compared to net operating income of $21.3 million ($0.76 pro forma net operating income per share – basic and diluted) for the nine months ended September 30, 2003. A reconciliation of net operating income to net income is contained in the schedules included with this release.

The combined ratio for the nine months ended September 30, 2004 was 93.5% compared to 92.9% for the nine months ended September 30, 2003. Net income and net operating income for the nine months ended September 30, 2004 included an after-tax charge of $2.5 million related to various purchase accounting adjustments. These adjustments increased United National’s combined ratio for the nine months ended September 30, 2004 by 1.8 percentage points. The combined ratio for the nine months ended September 30, 2004 was also impacted by $1.65 million of catastrophe related losses, which increased the combined ratio by 1.0 percentage points.

	Nine Months Ended September 30,
	(Dollars in thousands)
	Gross Premiums Written		Net Premiums Written
	2004	2003	2004	2003
Specific Specialty	$77,265	$233,251	$29,788	$42,783
Umbrella and Excess	30,920	142,583	5,047	7,947
Property and General Liability	135,722	98,563	120,661	71,151
Non-Medical Professional Liability	70,826	69,416	49,547	26,927

Total	$314,733	$543,813	$205,043	$148,808

Gross premiums written decreased 42.1% for the nine months ended September 30, 2004 to $314.7 million from $543.8 million for the nine months ended September 30, 2003. Net premiums written increased 37.8% to $205.0 million for the nine months ended September 30, 2004 from $148.8 million for the nine months ended September 30, 2003.

Gross premiums written for the nine months ended September 30, 2004 in our Specific Specialty product class decreased 66.9%, compared to those for the nine months ended September 30, 2003. In addition, net premiums written for the nine months ended September 30, 2004 in our Specific Specialty product class decreased by 30.4%, compared to those for the nine months ended September 30, 2003. These decreases resulted from United National’s exit from heavily reinsured and reverse flow business.

Gross premiums written for the nine months ended September 30, 2004 in our Umbrella and Excess product class decreased 78.3%, compared to those for the nine months ended September 30, 2003. In addition, net premiums written for the nine months ended September 30, 2004 in our Umbrella and Excess product class decreased 36.5%, compared to those for the nine months ended September 30, 2003. These decreases resulted from United National’s exit from heavily reinsured and reverse flow business.

Gross premiums written for the nine months ended September 30, 2004 in our Property and General Liability product class increased 37.7%, compared to those for the nine months ended September 30, 2003. In addition, net premiums written for the nine months ended September 30, 2004 in our Property and General Liability product class increased 69.6%, compared to those for the nine months ended September 30, 2003. These increases resulted from continued rate increases combined with an increase in policy counts.

Gross premiums written for the nine months ended September 30, 2004 in our Non-Medical Professional Liability product class increased 2.0%, compared to those for the nine months ended September 30, 2003. In addition, net premiums written for the nine months ended September 30, 2004 in our Non-Medical Professional Liability product class increased 84.0%, compared to those for the nine months ended September 30, 2003 resulting from the aforementioned change in reinsurance programs.

Reinsurance receivables at September 30, 2004 decreased by 6.4%, or $112.0 million, to $1,651.0 million from $1,763.0 million at December 31, 2003. In addition, the aggregate amount of collateral securing the reinsurance receivables held by United National increased by $6.9 million during the nine months ended September 30, 2004 bringing the total collateral balance at September 30, 2004 to $725.9 million. Reinsurance receivables net of collateral at

September 30, 2004 decreased by 11.4%, or $118.9 million, to $925.1 million from $1,044.0 million at December 31, 2003.

United National’s book value per share at September 30, 2004 was $14.73 based on 28.3 million aggregate Class A and Class B common shares outstanding at September 30, 2004.

******

United National Group, Ltd., headquartered in George Town, Grand Cayman, Cayman Islands, through its United States affiliates is a leading specialty property and casualty insurance carrier, licensed or authorized to provide coverage in all 50 states, and its non-U.S. operating companies are licensed in Bermuda and Barbados. The member insurance companies of United National Group are rated “A” (Excellent) by A. M. Best.

Safe Harbor Statement

Please read this release and the attached financial statements and summary of net operating income carefully, as certain financial figures presented for prior periods may not be directly comparable to recent and/or future results.

This release contains forward-looking information about United National and the combined operations of United National, Penn-America Group, Inc. (“Penn-America”) and Penn Independent Corporation after the completion of the proposed transactions between United National, Penn-America and Penn Independent Corporation that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

United National’s business and operations, as well as the combined business and operations of United National, Penn-America and Penn Independent Corporation, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the combination transaction is subject to a number of conditions, including approval of the companies’ shareholders, and accordingly might not be consummated, (2) ineffectiveness of United National’s as well as the combined business strategies due to changes in current or future market conditions, (3) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products, (4) greater frequency or severity of claims and loss activity than their underwriting, reserving or investment practices have anticipated, (5) decreased level of demand for their insurance products or increased competition due to an increase in capacity of property and casualty insurers; (6) risks inherent in establishing loss and loss adjustment expense reserves; (7) uncertainties relating to the financial ratings of their insurance subsidiaries; (8) uncertainties arising from the cyclical nature of their business; (9) changes in their relationships with, and the capacity of, their general agents; (10) the risk that their reinsurers may not be able to fulfill obligations and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United National’s and Penn-America’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2003, as well as in the materials to be filed with the U.S. Securities and Exchange Commission (SEC). See “Additional Information” below. United National does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information:

United National intends to file a registration statement on Form S-4 in connection with the transaction, and United National and Penn-America intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Investors and security holders of United National and Penn-America are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about United National, Penn-America and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC’s web site at http://www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from United National or Penn-America. United National and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of United National and Penn-America in favor of the transaction. Information regarding the interests of United National’s officers and directors in the transaction will be included in the joint proxy statement/prospectus. Penn-America and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of United National and Penn-America in favor of the transaction. Information regarding the interests of Penn-America’s officers and directors in the transaction will be included in the joint proxy statement/prospectus. In addition to the registration statement on Form S-4 to be filed by United National in connection with the transaction, and the joint proxy statement/prospectus to be mailed to the shareholders of United National and Penn-America in connection with the transaction, each of United National and Penn-America file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by United National and Penn-America with the SEC are also available for free at the SEC’s web site at http://www.sec.gov. A free copy of these reports, statements and other information may also be obtained from United National or Penn-America.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Conference Call

United National will hold a conference call to discuss its third quarter 2004 results on November 4, 2004 at 8:30 a.m. Eastern Time.

To participate in the teleconference, please telephone 800-901-5241 (U.S. and Canada) or 617-786-2963 (International) and enter 24274044 when prompted for a password. The teleconference will be available for replay until November 11, 2004. To listen to the replay telephone 888-286-8010 (U.S. and Canada) or 617-801-6888 (International) and enter 88363737 when prompted for a password.

This teleconference is also being webcast by CCBN and can be accessed at United National’s website at www.ungl.ky. Please access the site at least 15 minutes prior to the call to register, download and install any necessary software.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

UNITED NATIONAL GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
	Successor	Proforma	Successor	Proforma
Gross premiums written	$108,657	$180,860	$314,733	$543,813

Net premiums written	$78,243	$49,347	$205,043	$148,808

Net premiums earned	$60,933	$44,544	$165,751	$138,941
Investment income, net	5,010	4,752	13,637	14,081
Net realized investment gains (losses)	(1,080)	1,755	(687)	4,871

Total revenues	64,863	51,051	178,701	157,893
Net losses and loss adjustment expense	34,616	30,400	98,395	92,538
Acquisition costs and other underwriting expenses	23,783	14,282	56,658	34,723
Provisions for doubtful reinsurance receivables	—	—	—	1,750
Other operating expenses (income)	314	135	1,007	501
Interest expense	1,378	283	4,087	295

Income before income taxes	4,772	5,951	18,554	28,086
Income tax expense (benefit)	(1,425)	745	(2,551)	5,758

Net income before equity in net income of partnerships	6,197	5,206	21,105	22,328
Equity in net income of partnerships	309	605	926	2,092

Net income before extraordinary gain	6,506	5,811	22,031	24,420
Extraordinary gain	1,195	46,424	1,195	46,424

Net income	$7,701	$52,235	$23,226	$70,844

Weighted average shares outstanding – basic	28,269	27,793	28,255	27,793

Weighted average shares outstanding – diluted	28,771	27,883	28,830	27,883

Net income per share – basic	$0.27	$1.88	$0.82	$2.55

Net income per share – diluted	$0.27	$1.87	$0.81	$2.54

Note Regarding Pro Forma Weighted Average Shares Outstanding for the Quarter and Nine Months Ended September 30, 2003

Pro forma weighted average shares outstanding — basic for the quarter and nine months ended September 30, 2003 assumes that our actual outstanding common shares of 27.8 million at December 31, 2003 have been outstanding for the entire period. Pro forma weighted average shares outstanding — diluted for the quarter and nine months ended September 30, 2003 represents the pro forma weighted average shares outstanding — basic plus the weighted average impact of options and warrants outstanding at December 31, 2003 using the treasury stock method and assuming an average market price of $10.00.

UNITED NATIONAL GROUP, LTD.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	Successor	Successor
	as of	as of
	September 30, 2004	December 31, 2003
ASSETS
Bonds:
Available for sale securities, at fair value (amortized cost: $611,639 and $540,543)	$621,636	$549,966
Preferred shares:
Available for sale securities, at fair value	4,877	4,894
(cost: $4,838 and $4,372)
Common shares:
Available for sale securities, at fair value	34,163	33,219
(cost: $31,502 and $30,762)
Other invested assets	51,013	45,434

Total investments	711,689	633,513
Cash and cash equivalents	189,069	214,796
Agents’ balances, net	51,185	62,374
Reinsurance receivables, net	1,650,957	1,762,988
Accrued investment income	7,753	5,909
Federal income taxes receivable	9,078	4,898
Deferred federal income taxes, net	25,024	25,323
Deferred acquisition costs, net	26,074	8,581
Prepaid reinsurance premiums	59,546	117,936
Other assets	12,162	12,443

Total assets	$2,742,537	$2,848,761

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$1,965,015	$2,059,760
Unearned premiums	158,311	177,408
Amounts held for the account of others	15,350	20,201
Ceded balances payable	29,792	59,876
Payable for securities	20,060	—
Contingent commissions	5,236	5,178
Senior notes payable to related party	72,848	72,848
Junior subordinated debentures	30,929	30,929
Other liabilities	28,491	41,769

Total liabilities	2,326,032	2,467,969

Commitments and contingencies
Shareholders’ equity:
Common shares, $0.0001 par value	3	3
Preferred shares, $0.0001 par value	—	—
Additional paid-in capital	356,488	347,487
Accumulated other comprehensive income	13,517	10,031
Retained earnings	46,497	23,271

Total shareholders’ equity	416,505	380,792

Total liabilities and shareholders’ equity	$2,742,537	$2,848,761

UNITED NATIONAL GROUP, LTD.
SUMMARY OF NET OPERATING INCOME
(Dollars and shares in thousands, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
	Successor	Proforma	Successor	Proforma
Net operating income	$7,208	$4,670	$22,478	$21,254
Adjustments:
Net realized investment gains (losses), net of tax	(702)	1,141	(447)	3,166
Extraordinary gain	1,195	46,424	1,195	46,424

Total after-tax adjustments	493	47,565	748	49,590

GAAP reported:
Net income	$7,701	$52,235	$23,226	$70,844

Weighted average shares outstanding – basic	28,269	27,793	28,255	27,793

Weighted average shares outstanding – diluted	28,771	27,883	28,830	27,883

Net operating income per share –basic	$0.25	$0.17	$0.80	$0.76

Net operating income per share – diluted	$0.25	$0.17	$0.78	$0.76

Note Regarding Net Operating Income

In managing its business and evaluating its performance, United National’s management focuses on net operating income (net income excluding after-tax net realized investment gains (losses) and extraordinary items that do not reflect overall operating trends) as a more appropriate measure of the net income attributable to the ongoing operations of the business. Net operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

Note Regarding Pro Forma Weighted Average Shares Outstanding for the Quarter and Nine Months Ended September 30, 2003

Pro forma weighted average shares outstanding — basic for the quarter and nine months ended September 30, 2003 assumes that our actual outstanding common shares of 27.8 million at December 31, 2003 have been outstanding for the entire period. Pro forma weighted average shares outstanding — diluted for the quarter and nine months ended September 30, 2003 represents the pro forma weighted average shares outstanding — basic plus the weighted average impact of options and warrants outstanding at December 31, 2003 using the treasury stock method and an assuming average market price of $10.00.